CONSENT OF INDEPENDENT ACCOUNTANTS
________



We consent to the incorporation by reference in the Prospectuses of Chesapeake Utilities Corporation on Form S-2 (File No. 33-26582), Form S-3 (File Nos. 33-28391 and 33-64671)
and Form S-8 (File No. 33-301175) of our report dated February 12, 1998 on our audits of the consolidated financial statements and the consolidated financial statement schedules of Chesapeake Utilities Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in this Annual Report on Form 10-K.



COOPERS & LYBRAND L.L.P.
Baltimore, Maryland
March 23, 1998